EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-267147, 333-271722, 333-275372, and 333-282677) on Form S-3 and registration statements (Nos. 333-259794, 333-265734, 333-271725, 333-279973, and 333-287846) on Form S-8 of our reports dated February 24, 2026, with respect to the consolidated financial statements of Lucid Group, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Santa Clara, California
February 24, 2026